THE WASHINGTON POST COMPANY
1150 15th Street, N.W., Washington, D. C. 20071

                                                                  March 31, 1994

TO OUR STOCKHOLDERS:

     You are cordially invited to the Company's 1994 Annual Meeting of Stockholders, which will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., on Thursday, May 12, 1994, at 9:00 o'clock in the morning.

     At the meeting there will be a report on the Company's activities, and Directors will be elected for the ensuing year.

     It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy.

                                          Sincerely yours,

   /s/ ALAN G. SPOON                                  /s/ DONALD E. GRAHAM

   ALAN G. SPOON                                      DONALD E. GRAHAM
     President                                            Chairman

THE WASHINGTON POST COMPANY

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 12, 1994

     The Annual Meeting of Stockholders of The Washington Post Company will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 12, 1994, at 9:00 a.m., Eastern Daylight Saving Time, for the following purposes:

          1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 14, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares be represented and voted at the meeting, and you should therefore sign and return your Proxy at your earliest convenience.

                                             By Order of the Board of Directors,

                                                  DIANA M. DANIELS, Secretary

Washington, D. C., March 31, 1994

THE WASHINGTON POST COMPANY
1150 15th Street, N.W., Washington, D.C. 20071

                                PROXY STATEMENT

                                                                  March 31, 1994

     The accompanying Proxy is solicited by the Board of Directors of The Washington Post Company (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 12, 1994, and at any adjournment or adjournments thereof. A Proxy may be revoked at any time before it is voted at the meeting. Solicitation of proxies will be made by the Company's management through the mail, in person or by telegraph or telephone, without additional compensation being paid to such members of the Company's management, and the cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

     This Proxy Statement and the accompanying Proxy, together with a copy of the Annual Report of the Company for the fiscal year ended January 2, 1994, are being mailed to the stockholders on March 31, 1994. THE COMPANY HAS ALSO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REPORT ON FORM 10-K FOR SUCH FISCAL YEAR, A COPY OF WHICH WILL BE FURNISHED WITHOUT CHARGE (EXCEPT FOR EXHIBITS) TO ANY STOCKHOLDER UPON HIS OR HER WRITTEN REQUEST ADDRESSED TO THE TREASURER OF THE COMPANY AT THE ADDRESS SHOWN ABOVE. No material contained in either of such reports is to be considered a part of the proxy soliciting material.

     As of the close of business on March 14, 1994, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 1,843,250 shares of Class A Common Stock (hereinafter called "Class A Stock") and 9,870,115 shares of Class B Common Stock (hereinafter called "Class B Stock"), each of which is entitled to one vote upon all matters on which such class of stock is entitled to vote. Only stockholders of record at the close of business on March 14, 1994, are entitled to vote at the Annual Meeting or at any adjournment thereof.

     As of the date of this Proxy Statement the only matter that the Board of Directors expects to present to the Annual Meeting is the election of Directors for the ensuing year. Information with respect to the principal holders of the Class A Stock and the Class B Stock is given below.

                             ELECTION OF DIRECTORS

     A Board of twelve Directors is to be elected, eight by the holders of Class A Stock voting separately as a class and four by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

     Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a stockholder will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock, unless otherwise indicated on such Proxy. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the persons named in the accompanying Proxy will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee. The Board of Directors knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

     MARTIN COHEN

        Mr. Cohen, age 62, is a Vice President of the Company, having served as Vice President--Finance and Treasurer from 1975 until July 1987, when he was elected to the Board of Directors. He is a member of the Finance Committee of the Board. He is also a director and President of Homer News, Inc., which publishes a weekly newspaper in Homer, Alaska, and is a member of the Finance Committee of Children's Hospital National Medical Center. In addition, he is a member of the Board of National Museum of Health and Medicine Foundation, and is a director and treasurer of Alliance for the Mentally Ill of Montgomery County, Maryland. He also serves as a trustee of the Philip L. Graham Fund.

     GEORGE J. GILLESPIE, III

        Mr. Gillespie, age 63, has since 1963 been a partner in Cravath, Swaine & Moore, which is one of several law firms retained by the Company in 1992 and 1993 and which it proposes to retain in 1994. He has been a Director of the Company since 1974 and serves as Chairman of the Finance Committee of the Board. Mr. Gillespie is also a director of The Fund American Enterprises Holdings, Inc., and the National Multiple Sclerosis Society, a director and President of the Madison Square Boys & Girls Club, a director and Secretary-Treasurer of the John M. Olin Foundation, Inc., a director and President of the Pinkerton Foundation. Mr. Gillespie also serves on the boards of a number of other foundations, educational institutions, and charitable organizations.

     DONALD E. GRAHAM


        Mr. Graham, age 48, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since May 9, 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He is also Publisher of The Washington Post, a position he has held since January 1979. Mr. Graham has been a Director of the Company since 1974 and is a member of the Finance and Executive Committees of the Board. He is the son of Katharine Graham, who is a Director and Chairman of the Executive Committee of the Company. Mr. Graham is a director of the Newspaper Association of America and is a trustee of the Federal City Council and the Philip L. Graham Fund.


     KATHARINE GRAHAM

        Mrs. Graham, age 76, has been Chairman of the Executive Committee since September 1993. On September 9, 1993, Mrs. Graham stepped down as Chairman of the Board, a position she had held since 1973. By virtue of her ownership of 29.1% of the outstanding Class A Stock of the Company, her exclusive right to vote an additional 23.4% of such stock and her position as Chairman of the Executive Committee of the Company, Mrs. Graham is a "control person" of the Company as defined by the Securities and Exchange Commission. Mrs. Graham has been a Director of the Company since 1957 and is a member of the Finance and Executive Committees of the Board. She is the mother of Donald E. Graham, who is a Director, Chairman of the Board and Chief Executive Officer of the Company and Publisher of The Washington Post and who succeeded her as Chief Executive Officer in May 1991 and as Chairman of the Board in September 1993. Mrs. Graham is also a director of the Council for Aid to Education, a trustee of the Federal City Council, the Philip L. Graham Fund, the Reuters Founders Share Company Limited and the Urban Institute, a Life Trustee of the University of Chicago and an Honorary Trustee of the Committee for Economic Development and George Washington University.

     WILLIAM J. RUANE

        Mr. Ruane, age 68, has for more than six years been Chairman of the Board of Ruane, Cunniff & Co., Inc., an investment management firm, and Sequoia Fund, Inc., a mutual fund. He was elected a Director of the Company in September 1985 and is a member of the Audit and Finance Committees of the Board of Directors. He is also a director of GEICO Corporation and the New York Theatre Workshop and is a trustee of the Y.W.C.A. of New York and The Carmel Hill Fund.

     RICHARD D. SIMMONS

        Mr. Simmons, age 59, has been retired since June 30, 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company and is a member of the Compensation Committee of the Board of Directors. Mr. Simmons is President of International Herald Tribune, S.A., French publishing company owned jointly by the Company and The New York Times Company, a position he has held since 1989. Mr. Simmons is also a director of Morgan Guaranty Trust Company of New York, J.P. Morgan & Co. Inc., and Union Pacific Corporation, a member of the General Electric Investment Corporation Equity Advisory Board, a trustee of The Phillips Collection and a member of the Council of the White Burkett Miller Center of Public Affairs at the University of Virginia.

     ALAN G. SPOON


        Mr. Spoon, age 42, has been President since September 9, 1993 and Chief Operating Officer of the Company and a Director of the Company since May 9, 1991 and is a member of the Executive and Finance Committees of the Board. Mr. Spoon has served in various capacities with the Company since joining in 1982 as Vice President for business development and planning. He is Chairman of the Board of Trustees of the Norwood School and a Director of the National Museum of Natural History.


     GEORGE W. WILSON

        Mr. Wilson, age 56, has for more than thirteen years been President and Chief Executive Officer of Newspapers of New England, Inc., Newspapers of New Hampshire, Inc., Newspapers of Massachusetts, Inc. and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and is a member of the Compensation Committee of the Board of Directors. Mr. Wilson is also a director of New Directions for News, The Bakersfield (California) Californian and The Associated Press.

NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

     JAMES E. BURKE

        Mr. Burke, age 69, is Chairman of the Partnership for a Drug-Free America. Prior to his retirement in April 1989 he had been Chairman of the Board and Chief Executive Officer of Johnson & Johnson, a leading manufacturer of health care and other products. He joined the Board of Directors of the Company in November 1989 and is a member of the Finance and Compensation Committees of the Board. He is also a director of IBM Corporation and The Prudential Insurance Company of America. In addition he serves as a trustee of the Robert Wood Johnson Foundation and the Urban Institute and a director of the Associates of the Harvard Business School. Mr. Burke also serves on the boards of a number of other foundations, commissions and charitable organizations.

     RALPH E. GOMORY

        Mr. Gomory, age 64, has since 1989 been President of the Alfred P. Sloan Foundation, a charitable foundation. Before assuming his present position he had served for thirty years with IBM Corporation, where he was Senior Vice President for Science and Technology from 1986 to 1989 after having been Senior Vice President and Director of Research since 1970. He became a Director of the Company in July 1989 and is a member of the Audit Committee of the Board. In addition he is a director of Ashland Oil, Inc., Lexmark International, Inc., Polaroid Corporation and The Bank of New York. He is also a member of the National Academy of Sciences and the National Academy of Engineering.

     DONALD R. KEOUGH

        Mr. Keough, age 67, has been Chairman of Allen & Company Incorporated since April 1993 following his retirement as President, Chief Operating Officer and a director of The Coca-Cola Company, a major international beverage company. He has been a Director of the Company since 1989 and is a member of the Audit Committee of the Board. He is also a director of National Services Industries, Inc., The Home Depot, Inc., McDonald's Corporation and H.J. Heinz Company. Mr. Keough is also a trustee of the University of Notre Dame and serves on the boards of a number of other educational institutions and charitable organizations.

     BARBARA SCOTT PREISKEL

        Mrs. Preiskel, age 69, has been an attorney in private practice since March 1983, when she retired as Senior Vice President and General Counsel of the Motion Picture Association of America, Inc., a position she had held since December 1977. She was elected a Director of the Company in September 1985 and is Chairman of the Audit Committee of the Board of Directors. Mrs. Preiskel is also a director of American Stores Company, General Electric Company, Massachusetts Mutual Life Insurance Co. and Textron Inc., serves as a trustee of the Ford Foundation, Tougaloo College and Wellesley College, is Chairman of the Distribution Committee of the New York Community Trust and is a director of the American Museum of the Moving Image, the American Women's Economic Development Corp. and the New York Philharmonic Society.

     The standing committees of the Board include an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee. The Board does not have a nominating committee.

     The Audit Committee recommends the independent accountants appointed by the Board to audit the consolidated financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures. The Audit Committee met twice in 1993.

     The Compensation Committee considers and approves the Company's incentive compensation and bonus programs, and specifically approves all salaries of $150,000 or more per year, all incentive compensation awards and all other bonuses (other than sales bonuses) of $5,000 or more, and also awards stock options. During 1993 the Committee held two meetings.

     The Executive Committee has and may exercise all of the powers of the Board delegable by law in the management of the business and affairs of the Company. During 1993 the Executive Committee met twice.

     The Finance Committee considers and makes recommendations to the Board relating to dividend policy, major acquisitions and dispositions of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters. The Finance Committee met once in 1993.

     During 1993 the Board held six regular bi-monthly meetings. Each of the persons nominated by the Board for election as a Director attended at least 75% of the aggregate of the total number of meetings held during 1993 of the Board and of the committees on which he or she served.

COMPENSATION OF DIRECTORS

     The only Directors of the Company who are compensated for serving in that capacity are those who are not employees of the Company or its subsidiaries. Each such person receives an annual fee of $30,000 for service as a Director and an additional $5,000 for service as chairman of a committee of the Board. The Company reimburses all such Directors for their expenses incurred in attending Board and committee meetings.

     In May 1991, the Company entered into a three-year agreement with Mr. Richard D. Simmons, a Director of the Company, for a term commencing July 1, 1991, following termination of his employment with the Company (see page 24). Pursuant to this agreement, Mr. Simmons provides consulting and other services to the Company.

STOCKHOLDER PROPOSALS

     The Securities and Exchange Commission requires the Company to submit to a vote at its annual meetings, and to include in its proxy materials for such meetings, stockholder proposals meeting the requirements of the Commission's proxy rules if such proposals are submitted in a timely fashion by stockholders entitled to vote thereon. Eligible proposals intended to be submitted to the Company's annual meeting to be held in 1995 must be received by the Secretary of the Company at its offices in Washington, D.C., no later than November 30, 1994.

     Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information in the following two tables relates to each person who on February 1, 1994, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's Class A or Class B Stock. Under the proxy rules a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock is held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner". For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                           PRINCIPAL HOLDERS OF STOCK


                                                                               SHARES (%)
                     NAME AND ADDRESS OF                        ----------------------------------------
                       BENEFICIAL OWNER                           CLASS A STOCK        CLASS B STOCK*
- --------------------------------------------------------------  ------------------  --------------------
Katharine Graham(a)(i)........................................     966,580(52.4%)      1,476,011(12.6%)
2920 R Street, N.W.
Washington, D.C.
Donald E. Graham(b)(i)........................................     754,745(41.0%)      3,258,548(27.8%)
3110 Newark Street, N.W.
Washington, D.C.
William W. Graham(c)(i).......................................     317,627(17.2%)            **
Suite 401
11661 San Vincente Blvd.
Los Angeles, California
Stephen M. Graham(d)..........................................     323,889(17.6%)            **
18 E. 78th Street
New York, N.Y.
Elizabeth G. Weymouth(e)(i)...................................     404,874(22.0%)            **
21 East 79 Street
New York, N.Y.
George J. Gillespie, III(f)(i)................................     455,523(24.7%)      1,481,167(12.6%)
Sterling Road
Harrison, N.Y.
Berkshire Hathaway Inc.(g)....................................          **             1,727,765(14.8%)
1440 Kiewit Plaza
Omaha, Nebraska
Morgan Guaranty Trust Company.................................          **               719,141(6.1%)
of New York(h)
9 West 57th Street
New York, N.Y.

- ---------------

        *  The calculations set forth in this table relating to percentage ownership of Class B Stock include
           1,843,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.
       **  Less than five percent.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

      (a)  According to information as of February 1, 1994, and available to the Company, Mrs. Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 966,580
           (52.4%) shares, and sole investment power, 785,089 (42.6%) shares. Mrs. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 135,168 (1.2%)
           shares, sole investment power, 135,168 (1.2%) shares, shared voting power, 233,370 (2.0%) shares, and shared investment power, 233,370 (2.0%) shares. In addition Mrs. Graham, as the beneficiary of a revocable trust, is deemed the beneficial owner of 140,893 (1.2%) shares of Class B Stock. She is also deemed the beneficial owner of 966,580 (8.3%) shares of Class B Stock issuable upon conversion of shares of Class A beneficially owned by Mrs. Graham.
      (b)  According to information as of February 1, 1994, and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power,
           262,314 (14.2%) shares, sole investment power, 262,314 (14.2%) shares, share voting power, 248,832
           (13.5%) shares, and shared investment power, 430,323 (23.3%) shares. In addition Mr. Graham, as the beneficiary of a trust even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 62,208 (3.4%) shares of Class A Stock. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,956,891
           (16.8%) shares, sole investment power 229,126 (2.0%) shares, shared voting power 478,020 (4.1%) shares, and shared investment power, 478,020 (4.1%) shares. The holdings of Class B Stock recorded for Mr.
           Graham includes 35,000 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership,
           33,792 shares (<1%) as to which Mr. Graham is the beneficiary of a trust even though he has no voting or investment powers, and 754,845 (6.4%) shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway, Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement date, as of February 25, 1977, and amended and extended on September 13, 1985, which has a termination date
           (which may be extended) of February 24, 1997.
      (c)  According to information as of February 1, 1994, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power,
           107,514 (5.8%) shares, sole investment power, 107,514 (5.8%), shared voting power, 25,200 (1.4%)
           shares, and shared investment power, 25,200 (1.4%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 184,913 (10%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham, are less than five percent.
      (d)  According to information as of February 1, 1994, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power,
           138,976 (7.5%) shares, and sole investment power, 138,976 (7.5%) shares. In addition, Mr. Stephen
           Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 184,913 (10%) shares of Class A Stock. The holdings of
           Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A
           Stock beneficially owned by Mr. Graham, are less than five percent.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

      (e)  According to information as of February 1, 1994, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 93,834
           (5.1%) shares, sole investment power, 93,834 (5.1%) shares, shared voting power, 248,832 (13.5%)
           shares, and shared investment power, 248,832 (13.5%) shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 62,208 (3.4%) shares of Class A Stock. The holdings of Class B Stock recorded for Mrs. Weymouth, including shares issuable upon conversion of shares of Class A Stock beneficially owned by Mrs. Weymonth, are less than five percent.
      (f)  According to information as of February 1, 1994, and available to the Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 274,032 (14.9%) shares, and shared investment power, 455,523 (24.8%)
           shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B
           Stock as follows: sole voting power, 766,994 (6.5%) shares, sole investment power, 146,893 (1.3%)
           shares, shared voting power, 254,650 (2.2%) shares, and shared investment power, 874,751 (7.5%) shares.
           The holdings of Class B Stock recorded for Mr. Gillespie include 4,000 shares held in trust for the benefit of Mr. Gillespie's wife, in which shares he disclaims any beneficial interest, and 455,523
           (3.9%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by
           Mr. Gillespie, as trustee of various trusts.
      (g)  According to information as of February 1, 1994, and available to the Company, Berkshire Hathaway, Inc.
           ("Berkshire") was the beneficial owner of 1,727,765 (14.8%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the
           Board of Berkshire. Mr. Buffett, his wife and a trust of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 43.8% of the outstanding shares of Berkshire and Mr.
           Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February
           25, 1977 and amended and extended on September 13, 1985 (which has a termination date (which may be extended) of February 24, 1997), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald
           Graham a proxy to vote such shares in his discretion.
      (h)  According to information as of February 1, 1994, and available to the Company, Morgan Guaranty Trust
           Company of New York ("Morgan"), was the beneficial owner of 719,141 (6.1%) shares of Class B Stock.
           This number includes shares of Class B Stock as to which Morgan has or shares voting and investment power as follows: sole voting power, 46,000 (<1%) shares, sole investment power 63,600 (<1%) shares, shared voting power, 28,440 (<1%) shares, and shared investment power, 654,041 (5.6%) shares.
      (i)  According to information as of February 1, 1994, and available to the Company, Mr. Donald Graham, Mrs.
           Weymouth, and Mr. Gillespie share voting and investment power over 248,832 (13.5%) shares of Class A
           Stock; Mr. Gillespie and Mr. William Graham share voting and investment power over 25,200 (1.4%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share investment power over 181,491 (9.9%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 244,650
           (2.1%) shares of Class B Stock; Mr. Donald Graham, Mrs. Graham and Mr. Gillespie share voting and investment power of 2,600 (<1%) shares of Class B Stock; Mr. Donald Graham and Mrs. Graham share voting and investment power over 230,770 (2.0%) shares of Class B Stock held by the Philip L. Graham Trust;
           and Mr. Gillespie and Morgan share investment powers over 623,001 (5.1%) shares of Class B Stock.

     The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 1994, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership". For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                     HOLDINGS OF DIRECTORS AND OFFICERS***


                                                                          SHARES (%)
                                                         --------------------------------------------
                                                                CLASS A              CLASS B(G)
                                                         ---------------------  ---------------------
James E. Burke.........................................             --                    400*
Martin Cohen(a)(f).....................................             --                255,907(2.2%)
George J. Gillespie, III**.............................        455,523(24.7%)       1,481,167(12.6%)
Ralph E. Gomory........................................             --                  1,000*
Donald E. Graham**(f)..................................        754,845(41.0%)       3,258,548(27.8%)
Katharine Graham**(f)..................................        966,580(52.4%)       1,476,011(12.6%)
Donald R. Keough.......................................             --                    500*
Barbara Scott Preiskel.................................             --                    300*
William J. Ruane(b)....................................             --                  3,482*
Richard D. Simmons(c)..................................             --                 17,825*
Alan G. Spoon(d).......................................             --                 17,127*
George W. Wilson.......................................             --                    200*
All Directors and executive officers as a group,
eliminating duplications...............................      1,502,926(81.5%)     4,990,018(42.2%)(e)

- ---------------

        *  Less than one percent.
       **  See Table of "Principal Holders of Stock" on page 8.
      ***  Unless otherwise indicated, the Directors and officers listed below have sole voting and investment power with respect to such securities.
      (a)  According to information as of February 1, 1994, and available to the Company, this number includes shares of Class B Stock as to which Mr. Cohen has voting and investment powers as follows: sole voting power, 25,137 (<1%) shares, sole investment power, 25,137 (<1%) shares, shared voting power, 230,770
           (2.0%) shares, and shared investment power, 230,770 (2.0%) shares.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

      (b)  According to information as of February 1, 1994, and available to the Company, this number includes shares of Class B Stock as to which Mr. Ruane has voting and investment power as follows: sole voting power, 3,182 (<1%) shares, and sole investment power, 3,482 (<1%) shares. In addition this number includes 20 shares owned by Mr. Ruane's daughter and 8 shares held by Mr. Ruane's wife, in which shares he disclaims any beneficial interest.
      (c)  This number includes 10,000 shares of Class B Stock as to which Mr. Simmons has a right to acquire on or before April 1, 1994, by exercise of stock options.
      (d)  This number includes 13,000 shares of Class B Stock as to which Mr. Spoon has a right to acquire on or before April 1, 1994, by exercise of stock option.
      (e)  This number includes 1,502,926 shares of Class B Stock issuable upon conversion of shares of Class A
           Stock "beneficially owned" by Directors and officers and 45,000 shares of Class B Stock which Directors and officers have the right to purchase on or before April 1, 1994 pursuant to stock options; it does not include 205,234 shares of Class B Stock held as of February 1, 1994 by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.
      (f)  In addition to the information set forth in footnote (i) in the Table of "Principal Holders of Stock",
           Mr. Cohen also shares with Mr. Donald Graham and Mrs. Graham voting and investment power over 230,770
           (2%) shares of Class B in connection with the Philip L. Graham Fund.
      (g)  This number includes 1,843,250 shares of Class B Stock issuable upon conversion of shares of Class A
           Stock beneficially owned.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

     To the Company's knowledge, based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 2, 1994, all applicable Section 16(a) filing requirements were complied with.

                             EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company and its subsidiaries during 1993, 1992 and 1991 to each of the chief executive officer and the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------


                                                                                    LONG TERM COMPENSATION
                                           ANNUAL COMPENSATION
                                                               OTHER                  AWARDS
                                                              ANNUAL      RESTRICTED       SECURITIES        PAYOUTS     ALL OTHER
      NAME AND                                               COMPENSA-       STOCK         UNDERLYING         LTIP       COMPENSA-
 PRINCIPAL POSITION      YEAR     SALARY ($)    BONUS ($)    TION ($)    AWARD(S) ($)2     OPTIONS (#)     PAYOUTS ($)   TION ($)3
- ---------------------  ---------  -----------  -----------  -----------  -------------  -----------------  -----------  -----------
Donald E. Graham.....       1993   $ 399,996       --           --         $ 125,966           --           $  79,642    $  11,792
  Chief Executive           1992     399,996       --           --            --               --             178,658       11,443
  Officer                   1991     374,996       --           --           102,900           --              --           11,111
Alan G. Spoon........       1993     380,004    $ 237,500                    103,626           --              52,503       19,263
  President and Chief       1992     360,004      282,960       --            --               --             117,777       18,000
  Operating Officer         1991     323,336       70,325       --            87,220           60,000          --           16,167
Howard E. Wall.......       1993     298,750      300,000       28,111(1)      85,822          --              79,642       18,192
  Vice President            1992     285,000      162,735       --            --               --             178,658       17,578
                            1991     250,000      166,375       --            74,088           --              --           17,208
Richard M. Smith.....       1993     298,808      130,000                     85,822           --              47,397       16,434
  Vice President            1992     295,808      200,000       --            --               --             106,323       16,269
                            1991     269,750      100,000       --            70,952            2,000          --           14,836
G. William Ryan......       1993     298,750      239,000       --            85,822           --              79,642       11,950
  Vice President            1992     285,000      228,000       --            --                2,000         178,658       11,400
                            1991     271,250       --           --            74,088           --              --            8,138

- ---------------

     (1) In 1993, the Company reimbursed Mr. Wall $28,111 for taxes incurred in conjunction with moving expenses paid by the Company, which expenses fell below the reporting threshold.

     (2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year. As of the end of fiscal 1993, the Chief Executive Officer and the other named executives had the following aggregate restricted stock holdings: Mr. Graham--1,076 shares, $274,716; Mr. Spoon--899 shares, $229,526; Mr. Wall--754 shares, $192,506; Mr.
Smith--738 shares, $188,421; Mr. Ryan--754 shares, $192,506. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

    (3) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 1993 as follows: Mr. Graham--$11,792 in Company contribution to 401(k) plan; Mr. Spoon--$11,792 in Company contributions to 401(k) plan and $7,471 in Company credits to SERP account; Mr. Wall--$11,792 in Company contributions to 401(k) plan and $6,400 in Company credits to SERP account; Mr. Smith--$12,971 in Company contributions to 401(k) plan and $3,463 in Company credits to SERP account; Mr. Ryan--$7,075 in Company contributions to 401(k) plan and $4,875 in Company credits to SERP account.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
- --------------------------------------------------------------------------------



                                                                                                VALUE OF
                                                                          NUMBER OF           UNEXERCISED
                                                                         UNEXERCISED          IN-THE-MONEY
                                                                          OPTIONS AT           OPTIONS AT
                                                                       FISCAL YEAR-END      FISCAL YEAR-END
                                            SHARES                           (#)                  ($)
                                          ACQUIRED ON       VALUE        EXERCISABLE/         EXERCISABLE/
                 NAME                     EXERCISE(#)    REALIZED($)    UNEXERCISABLE        UNEXERCISABLE
- --------------------------------------  ---------------  -----------  ------------------  --------------------
Donald E. Graham......................        --             --               --                   --
Alan G. Spoon.........................        --             --       13,000/55,000(1)    $446,255/$166,565
Howard E. Wall........................           500      $  59,875   3,500/0             $111,876/$0
Richard M. Smith......................        --             --       6,000/1,000         $223,533/$33,313
G. William Ryan.......................        --             --       5,500/1,500         $126,408/$43,594


- ---------------

     (1) Of Mr. Spoon's unexercised options, one option is for 50,000 shares of Class B Stock at a price of $318.50 (compared to a mean market price of $178.1875 on December 19, 1991, the date on which the option was granted), which does not become exercisable until June 30, 1999.


            LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR(1)
- --------------------------------------------------------------------------------




                                                        PERFORMANCE
                                                          OR OTHER
                                                           PERIOD
                                                           UNTIL           ESTIMATED FUTURE PAYOUTS UNDER
                                            NUMBER     MATURATION OR       NON-STOCK PRICE-BASED PLANS(2)
     NAME                                  OF UNITS        PAYOUT       THRESHOLD     TARGET        MAXIMUM
- ----------------------------------------  -----------  --------------  -----------  -----------  -------------
Donald E. Graham........................       5,928        12/29/96   $   148,200  $   592,800  $   1,025,544
Alan G. Spoon...........................       4,890        12/29/96       122,250      489,000        845,970
Howard E. Wall..........................       4,044        12/29/96       202,200      404,400        707,700
Richard M. Smith........................       4,044        12/29/96       202,200      404,400        606,600
G. William Ryan.........................       4,044        12/29/96       202,200      404,400        707,700


- ---------------

     (1) On December 16, 1992, the Compensation Committee of the Board of Directors approved grants of Performance Units, effective January 4, 1993, for the 1993-1996 Award Cycle to various key employees of the Company, including the Chief Executive Officer and the four most highly compensated executive officers as set forth in the table. The payout opportunities will be based on the financial performance of the participant's operating division as compared to that of a peer group of businesses in the case of Messrs. Wall, Smith and Ryan. The payout opportunities for Messrs. Graham and Spoon are based on a weighted average of the earned payouts for the major operating divisions of the Company (including the newspaper division), subject in addition to the Company achieving a minimum average return on equity.

    (2) With regard to the threshold amounts, Newsweek will have to achieve a specified percentage of the average performance index of several groups of peer companies based on changes in operating income margins (the "Newsweek threshold goal") for Mr. Smith to receive the threshold payment listed above; Post-
                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
Newsweek Stations will have to rank at a certain designated percentile among a group of peer companies based on changes in operating income margins (the "Post-Newsweek Stations threshold goal") for Mr. Ryan to receive the threshold payment listed above; Post-Newsweek Cable will have to rank at a certain designated percentile among a group of peer companies based on changes in operating cash flow margins and return on assets (the "Post-Newsweek Cable threshold goal") for Mr. Wall to receive the threshold amount listed above; and the Company as a whole will have to have achieved, on a weighted average, a performance that merits the threshold awards for each of the divisions and the minimum return on equity goal for Messrs. Graham and Spoon to receive the threshold payments listed above.

With regard to the target amounts, Newsweek will have to achieve 170% of the Newsweek threshold goal for Mr. Smith to receive the target payment listed above; Post-Newsweek Stations will have to rank 10 percentiles higher than the Post-Newsweek Stations threshold goal for Mr. Ryan to receive the target payment listed above; Post-Newsweek Cable will have to rank 10 percentiles higher than the Post-Newsweek Cable threshold goal for Mr. Wall to receive the target payment listed above; and the Company as whole will have to have achieved, on a weighted average, a performance that merits the target awards for each of the divisions and the applicable return on equity goal for Messrs. Graham and Spoon to receive the target payments listed above.

With regard to the maximum amounts, Newsweek will have to achieve 250% of the Newsweek threshold goal for Mr. Smith to receive the maximum payment listed above; Post-Newsweek Stations will have to rank first among a group of peer companies in terms of the Post-Newsweek Station threshold goal for Mr. Ryan to receive the maximum payment listed above; Post-Newsweek Cable will have to rank first among a group of peer companies in terms of the Post-Newsweek Cable threshold goal for Mr. Wall to receive the maximum payment listed above; and the Company as a whole will have to have achieved, on a weighted average, a performance that merits the maximum awards for each of the divisions and the applicable return on equity goal for Messrs. Graham and Spoon to receive the maximum payments listed above.

                                RETIREMENT PLANS

     Basic Plans. Most employees of the Company and its Newspaper, Magazine and Broadcasting Divisions, including the individuals identified in the table on page 13, are eligible to participate (subject to minimum service requirements) in one or another of the defined benefit retirement plans maintained by the Company and those Divisions. Benefits under these basic plans are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain savings plans in which most employees are eligible to participate (subject to minimum service requirements). (For a number of years the Cable Division also maintained a defined benefit retirement plan; effective in January 1989 it ceased accruing benefits under that plan, which has been terminated, and the Cable Division began making contributions to a savings plan for eligible employees whether or not they contributed to the savings plan.)

     Supplemental Executive Retirement Plan. All amounts over $118,800 that would otherwise be payable under a basic retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Tax Equity and Fiscal Responsibility Act of 1982, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, the Omnibus Budget Reconciliation Act of 1993 provides that starting in 1994, with certain exceptions, pension benefits payable by tax-qualified plans may not be based on annual compensation exceeding $150,000, as indexed.

     To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP") which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for each participating executive (including the executive officers included in the table on page 13) a "supplemented normal retirement benefit", which will be determined without reference to either of the abovementioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Annual Incentive Compensation Plan. Starting in 1994, a number of other management employees (not including the executive officers included in the table on page 13) became participants under the Company's SERP, for whom the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a number of senior executives including all those named in the table on page 13 (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).

     As of December 31, 1993, Mr. Wall had three years of service under the Company plan and four years of service under the discontinued Post-Newsweek Cable plan, Mr. Spoon had 12 years of service under the Company plan, Mr. Smith had 23 years of service under the Newsweek plan, Mr. Ryan had 20 years of service under the Post-Newsweek Stations plan and Mr. Graham had 20 years under the Company plan.

     The following tables show the estimated annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the individuals identified in the table on page 13):

                              PENSION PLAN TABLES
- --------------------------------------------------------------------------------


                                   ESTIMATED ANNUAL PENSION (COMPUTED AS
                                         STRAIGHT LIFE ANNUITY) FOR
                                REPRESENTATIVE YEARS OF CREDITED SERVICE(A)
      COVERED         ----------------------------------------------------------------
    COMPENSATION         10         15         20         25         30         35
- --------------------  ---------  ---------  ---------  ---------  ---------  ---------
  COMPANY PLAN(C)
- --------------------
      $300,000        $  54,000  $  81,000  $ 108,000  $ 135,000  $ 162,000  $ 162,000
      400,000            71,500    107,250    143,000    178,750    214,500    214,500
      450,000            80,250    120,375    160,500    200,625    240,750    240,750
      500,000            89,000    133,500    178,000    222,500    267,000    267,000
      550,000            97,750    146,625    195,500    244,375    293,250    293,250
      600,000           106,500    159,750    213,000    266,250    319,500    319,500
      650,000           115,250    172,875    230,500    288,125    345,750    345,750
      700,000           124,000    186,000    248,000    310,000    372,000    372,000
      750,000           132,750    198,875    265,000    331,625    398,250    398,250
      800,000           141,500    212,250    283,000    353,750    424,500    424,500
      850,000           150,250    225,375    300,500    375,625    450,750    450,750

- ---------------
     Footnotes appear on page 18.


                                   ESTIMATED ANNUAL PENSION (COMPUTED AS
                                         STRAIGHT LIFE ANNUITY) FOR
                                REPRESENTATIVE YEARS OF CREDITED SERVICE(A)
      COVERED         ----------------------------------------------------------------
    COMPENSATION         10         15         20         25         30         35
- --------------------  ---------  ---------  ---------  ---------  ---------  ---------
   POST-NEWSWEEK
      STATIONS
      PLAN(C)
- --------------------
      $300,000        $  53,500  $  80,500  $ 107,500  $ 134,500  $ 161,500  $ 161,500
      400,000            71,000    106,750    142,500    178,250    214,000    214,000
      450,000            79,750    119,875    160,000    200,155    240,250    240,250
      500,000            88,500    133,000    177,500    222,000    266,500    266,750
      550,000            97,250    146,125    195,000    243,875    292,750    292,750
      600,000           106,000    159,250    212,500    265,750    319,000    319,000
      650,000           114,750    172,375    230,000    287,625    345,250    345,250
      700,000           123,500    185,500    247,500    309,500    371,500    371,500
      750,000           132,250    198,375    265,000    331,125    397,500    397,500
      800,000           141,000    211,750    282,500    353,250    424,000    424,000
      850,000           149,750    224,375    300,000    375,125    450,250    450,250
NEWSWEEK PLAN(B)(C)
- --------------------
      $300,000        $  31,500  $  47,250  $  63,000  $  78,750  $  96,000  $ 112,500
      400,000            41,500     62,250     83,000    103,750    126,500    148,500
      450,000            46,500     69,750     93,000    116,250    141,750    166,500
      500,000            51,500     77,250    103,000    128,950    157,000    184,500
      550,000            56,500     84,750    113,000    141,250    172,250    202,500
      600,000            61,500     92,250    123,000    153,750    187,500    220,500
      650,000            66,500     99,750    133,000    166,250    202,750    238,500
      700,000            71,500    107,250    143,000    178,750    218,000    256,500
      750,000            76,500    114,750    153,000    191,250    233,250    274,500
      800,000            81,500    122,250    163,000    203,750    248,500    292,500
      850,000            86,500    129,750    173,000    216,250    263,750    310,500

- ---------------

    (a) Before deducting the effect on benefits of an offset applicable to benefits paid under the Company Plan and the Post-Newsweek Stations Plan and based on average compensation over the employee's career. For an individual retiring at age 65 during 1994 the deduction would be as follows for the indicated number of years of credited service: 10 years, $1,823; 15 years, $2,735; 20 years, $3,647; 25 years, $4,559; 30 and 35 years, $5,470.

    (b) Newsweek's plan required employee contributions until the end of 1982, when it was amended to make the plan non-contributory. The benefits shown in the table are those provided under the amended plan.

    (c) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after that year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

     The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years. The overall objectives of this strategy are to attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President of Human Resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent the Company's most direct competitors for executive talent. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other media companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in setting the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division by division basis and, thus, are not necessarily identical to the peer group index in the Performance Graph included in this proxy statement. For example, in determining the companies by which to measure the Company's cable divison, the comparison is made with purely cable companies or cable divisions within multimedia companies; in contrast the peer group selected for comparison purposes in the Performance Graph consists of companies with multimedia holdings. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

     The Compensation Committee determines the compensation of approximately the 40 most highly compensated corporate and divisional executives, including the chief executive officer and the other individuals whose compensation is detailed in this proxy statement (the "named executives"). In reviewing the individual performance of the named executives, the Compensation Committee takes into account the views of Mr. Graham and Mr. Spoon.

     The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

BASE SALARIES

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other media companies.

     Salary adjustments are generally implemented on a twelve-to eighteen-month cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to basic salaries for comparable positions at other media companies. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

     With respect to the base salary granted to Mr. Graham in 1993, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 1992 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company, his performance since 1979 as publisher of The Washington Post and Mr. Graham's recommendation. Mr. Graham's base salary in 1993 remained at $400,000, the level established in 1991 upon his promotion to President and chief executive officer.

INCENTIVE COMPENSATION PLANS

     The Company has two incentive compensation plans--the Annual Incentive Compensation Plan and the Long-Term Incentive Compensation Plan--under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. Each plan is administered by the Compensation Committee.

Annual Bonus Plan

     The Company's Annual Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 1992, the Compensation Committee approved a range of incentive payouts for 1993 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. In 1993 the Company exceeded its budgeted earnings per share goal and each of its business units exceeded the threshold level of operating income required for earning bonus awards and, in the case of the cable division, the budgeted cash flow required for earning bonus awards. Mr. Graham waived participation in the Annual Incentive Compensation Plan with respect to 1993. Awards to the other executives whose compensation is detailed in this proxy statement are shown in the column headed "Bonus" in the Summary Compensation Table shown on page 13.

Long-Term Plan

     To balance the Annual Incentive Compensation Plan, which is intended to reward short-term financial performance, the Company's Long-Term Incentive Compensation Plan (the "Long-Term Plan") provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

     Performance Units.

     In December 1988, when Performance Units for the 1989-92 Award Cycle were awarded, the Compensation Committee adopted a formula that made the payout value of such Units depend on how the Company's rate of growth of earnings per share during the Cycle would ultimately compare with the average rate of growth in earnings per share of some 21 other media companies during approximately the same period and also on achievement of a targeted average annual return on equity. In December 1992, the Compensation Committee estimated that the Company's compound rate of growth in earnings per share during the 1989-92 period will exceed the rate of growth of all but six of the other media companies. Furthermore, the Compensation Committee estimated that the average annual return on equity would exceed the minimum required average annual target of 14% for Award Cycles prior to the 1991-94 Award Cycle. Acting in accordance with the formula adopted at the beginning of the 1989-92 Award Cycle, the payout value of the Performance Units awarded for that Cycle was estimated to be $83 per Unit, inasmuch as the average annual return on equity did not meet the level required to receive the maximum award under the Long-Term Plan. The Compensation Committee directed that 75% of the estimated value of the Performance Units awarded for the 1989-92 Award Cycle be paid to Plan participants in December 1992, with the remaining 25% to be paid in 1993 pending final reporting of earnings per share growth by other media companies and final unit valuation. In May 1993, the Compensation Committee determined that the final unit valuation, in accordance with the Plan, was $90 per unit and the balance of the earned awards was paid. Mr. Graham received a final payment of $79,642 for the balance due on the Performance Units awarded to him for the 1989-92 Award Cycle. Payouts in 1993 to the named executives are shown in the column headed "LTIP Payouts" in the Summary Compensation Table shown on page 13.


     In December 1992, executive officers were granted new Performance Units, effective January 4, 1993, for the 1993-96 Award Cycle based on the same formula for determining the number of Performance Units used in prior years. At that time 5,928 Performance Units were granted to Mr. Graham. The number of Units Awarded is determined by dividing an amount not exceeding 120% of the individual's plan grad mid-point by $100. The payout opportunities for the 1993-1996 award cycle for Performance Units granted Mr. Graham will be based on a weighted average of the earned payouts for the major operating divisions* (subject to the Company achieving a minimum average return on equity). Awards to the named executives are referenced on page 14. No additional awards of Performance Units were granted during the balance of 1993.


     Restricted Stock.

     In December 1992, executive officers and other key employees were granted new Restricted Stock for the 1993-96 Award Cycle, effective January 4, 1993, based on the same formula for determining the number of shares of Restricted Stock used in prior years, including 551 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by dividing an amount equal to 25% of the individual's Long-Term Incentive Compensation Plan grade mid-point by the actual market value of the Company's Class B Stock on the trading day immediately preceding the date on which such awards are approved. Awards to the named executives are referenced in the Summary Compensation Table shown on page 13. No additional awards of Restricted Stock were granted during the balance of 1993.

     On January 4, 1993, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 1989-92 Award Cycle. On that date, Mr. Graham received unrestricted title to 360 shares having a fair market value of $82,373 on January 4, 1993.

     Special Incentives.

     From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. In 1992 the Committee adopted a special incentive program for Messrs. Ryan and Smith. In each case, a special incentive may be earned at the end of a three-year period if certain financial goals relating to average annual operating
- ---------------

     * The payout opportunities for the 1993-1996 award cycle for the payout units granted to the executive officers with responsibility for the major operating divisions will be based on the financial performance of such individuals' operating division as compared to that of peer companies.

income are met for Post-Newsweek Stations and Newsweek, respectively. No incentive will be paid if the financial goals are not met. In 1993, the Committee adopted a special incentive program for two key executives of other divisions of the Company.

STOCK OPTION PLAN

     Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the executives whose compensation is detailed in this proxy statement.

     The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present approximately 28 key employees who fall within that category. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

     Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

     No stock option awards were granted to the executives whose compensation is detailed in this proxy statement during 1993.

OTHER COMPENSATION PLANS

     At various times in the past the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other individuals whose compensation is detailed in this proxy statement are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

     For the chief executive officer and certain other senior executives and managerial employees including the named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans due to tax law limitations. In 1993 no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the

Company's SERP inasmuch as Mr. Graham waived his right for 1993 to maintain a separate unfunded saving plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All other compensation" in the Summary Compensation Table shown on page 13. The estimated annual pension amounts set forth in the table on pages 17 and 18 show the benefits payable to Mr. Graham and the named executives to the extent they participate in the applicable basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the named executives under the SERP are determined with reference to compensation including bonuses under the Annual Incentive Compensation Plan.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and would expect that compensation paid under the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation Plan and the Stock Option Plan will meet the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation.

                                           Nicholas deB. Katzenbach, Chairman
                                           James E. Burke
                                           Anthony J.F. O'Reilly
                                           Richard D. Simmons
                                           George W. Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Richard D. Simmons, a member of the Compensation Committee of the Board of Directors since May 14, 1992, was the Company's President and Chief Operating Officer from September 1981 to May 9, 1991. During the past fiscal year, Mr. Simmons received $300,000 pursuant to a three-year agreement with the Company entered into following termination of his employment on June 30, 1991. Under this agreement, Mr. Simmons consults and advises on business matters affecting the Company and manages the Company's interest in the International Herald Tribune, S.A., including serving as its President and directeur de la publication.

                               PERFORMANCE GRAPH

     The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of a group of peer issuers. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and the group of peer issuers and on quarterly basis in the case of the Standard & Poor's 500 Index.

                             [PERFORMANCE GRAPH]


                         The Washington Post Company
                  Cumulative Total Shareholder Return for
                 Five-Year Period Ending December 31, 1993

                    1988       1989      1990      1991      1992       1993

Washington Post    $100.00    $134.56    $96.32    $96.47    $116.09    $131.04
S&P 500            $100.00    $131.59   $127.49   $166.17    $178.81    $195.75
Peer Group(1)      $100.00    $116.86    $95.57   $103.80    $120.44    $145.14




(1) The peer group includes the following companies: Gannett Co. Inc., Knight Ridder, Inc., The New York Times Company, The Times-Mirror Company, Tribune Company, A.H. Belo Corp., Dow Jones and Company, Inc., Lee Enterprises, Inc., McGraw Hill Inc., Media General Inc., Meredith Corp., Multimedia Inc., Pulitzer Publishing Company, CBS Inc., Capital Cities/ABC, Inc. and Park Communications, Inc. Affiliated Publications, Inc., which is included in the peer group returns prior to 1993, is not included in the peer group returns for 1993 because during 1993 Affiliated Publication, Inc., was acquired by The New York Times Company.

CERTAIN TRANSACTIONS

     The firm of Ruane, Cunniff & Co., Inc., of which Mr. William J. Ruane, a Director of the Company, is Chairman of the Board and a principal owner, is one of two firms that managed the investment of the Company's retirement funds in 1993, for which services it received $953,937.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse as the Company's independent accountants to audit and report on its financial statements for the fiscal year 1994. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of Price Waterhouse will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 1993 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                                          NOTICE OF
                                                        ANNUAL MEETING
                                                             AND
                                                       PROXY STATEMENT
                                                             1994







                                             THE WASHINGTON POST COMPANY
                                             ---------------------------

                                PROXY


                     THE WASHINGTON POST COMPANY
                         CLASS A COMMON STOCK
          PROXY-ANNUAL MEETING OF STOCKHOLDERS-MAY 12, 1994
            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Katharine Graham, Donald E. Graham, Alan G. Spoon and Diana M. Daniels, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class A Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 12, 1994, and at any adjournments thereof, on all matters coming before said meeting.



  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE

  (Continued, and to be signed on reverse side)

  X    Please mark your                                        0577
       vote as in this
       example

       This proxy will be voted as specified. If no direction is given, this proxy will be voted "FOR" Proposals 1 and 2.


  1.   Election of                        FOR            WITHHELD
       Directors
       (Check only one box)               ____             ____

  Nominees: Martin Cohen, George J. Gillespie, III,
  Donald E. Graham, Katharine Graham, William Ruane,
  Richard D. Simmons, Alan G. Spoon, George W. Wilson.

  For all nominees (except as stockholder may indicate below)

  _________________________________


  2. To transact such other          FOR       AGAINST      ABSTAIN
     business as may properly
     come before said meeting or     ____       ____          ____
     any adjournment thereof.

     I will attend the meeting.      ____



  ----------------------------------------------------------------

  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer.


                 --------------------------------------------------



                 --------------------------------------------------
                      SIGNATURE(S)                       DATE

                                PROXY


                     THE WASHINGTON POST COMPANY
                         CLASS B COMMON STOCK
          PROXY-ANNUAL MEETING OF STOCKHOLDERS-MAY 12, 1994
            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Katharine Graham, Donald E. Graham, Alan G. Spoon and Diana M. Daniels, and each of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 12, 1994, and at any adjournments thereof, on all matters coming before said meeting.



  THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE

  (Continued, and to be signed on reverse side)

  X  Please mark your                                          0583
     vote as in this
     example

     This proxy will be voted as specified, if no direction is given, this proxy will be voted "FOR" Proposals 1 and 2.


  1. Election of                     FOR            WITHHELD
     Directors
     (Check only one box)            ____             ____

  Nominees: James E. Burke, Ralph E. Gomory,
            Donald R. Keough and Barbara Scott President

  For all nominees (except as stockholder may indicate below)

  _________________________________


  2. To transact such other          FOR       AGAINST      ABSTAIN
     business as may properly
     come before said meeting or     ____       ____          ____
     any adjournment thereof.

     I will attend the meeting.      ____



  ----------------------------------------------------------------

  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer.


                 --------------------------------------------------



                 --------------------------------------------------
                      SIGNATURE(S)                       DATE